EXHIBIT 23(c)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Bankers Trust Corporation and in the Prospectus which forms a part of the Registration Statement of our report dated January 20, 1997, with respect to the consolidated statement of financial condition of Alex. Brown Incorporated and subsidiaries as of December 31, 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.




                                             /s/ KPMG LLP

Baltimore, Maryland
March 23, 1999